UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 6, 2013

STRATEGIC DIAGNOSTICS INC.
(Exact name of registrant specified in its charter)

Delaware	000-22400	56-1581761
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Pencader Drive Newark, Delaware		19702
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone, including area code:	(302) 456-6789

       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On June 6, 2013, management of Strategic Diagnostics Inc. (the “Company”) concluded that the consolidated financial statements set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended as of March 31, 2013, as filed with the Securities and Exchange Commission on May 15, 2013 (the “Original Form 10-Q”), should no longer be relied upon.  On June 11, 2013, the Audit Committee (the “Audit Committee”) of the Board of Directors of the Company agreed with management’s conclusion and approved the filing of the Amendment described below.

The Company will file an amendment (the “Amendment”) to the Original Form 10-Q to amend and restate its previously issued consolidated financial statements as of March 31, 2013 and for the three months ended March 31, 2013 and 2012 to present the results of its Life Sciences Business as continuing operations.  These results had been previously presented as discontinued operations held for sale. The determination to restate the results as continuing operations reflects the fact that the required stockholder vote regarding approval of the sale of the assets comprising the Life Sciences Business has not yet occurred.  This vote is expected to take place in early July 2013.

The Company notes that, as the restatement is one of presentation only, stockholder’s equity, net loss and cash used in operating activities (each as reflected in the Original Form 10-Q) are not impacted. Other than to change the presentation of the Company’s results as described above, and to address (in Part I, Item 4 of the Amendment) the impact of the need for these changes on our management’s assessment of our disclosure controls and procedures, no other changes have been made to the Original Form 10-Q.

Based on the Company’s evaluation and the material weakness described in Part I, Item 4 of the Amendment, the Company’s Chief Executive Officer and Chief Financial Officer have concluded that the Company’s disclosure controls and procedures were not effective as of March 31, 2013. Subsequent to the identification of this material weakness, the Company is revising its controls around disclosure and classification of strategic transactions to ensure these transactions are reported in accordance with U.S. generally accepted accounting principles.

The Company and the Audit Committee have addressed these matters with KPMG LLP, the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC DIAGNOSTICS INC.

Date:	June 11, 2013	By:	/s/Kevin Bratton
		Name:	Kevin Bratton
		Title:	Vice President, Finance and Chief Financial Officer